EXHIBIT 2.3

          Statement Under Oath of Principal Financial Officer Regarding
            Facts and Circumstances Relating to Exchange Act Filings

     In connection with the Annual Report on Form 20-F for the fiscal year ended December 31, 2001 of Grupo Financiero Galicia S.A. (the "Company") as filed with the U.S. Securities and Exchange Commission (the "Commission") on July 1, 2002 and as amended by Form 20-F/A on the date hereof (collectively, the "Report") and pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Pedro A. Richards, Managing Director and principal financial officer of the Company, certify, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                         /s/ Pedro A. Richards
                                         ---------------------------------------
                                         Name:  Pedro A. Richards
                                         Title:   Managing Director
                                                  (Chief Financial Officer)
Date:  November 26, 2002